PERMANENT PORTFOLIO FAMILY OF FUNDS
(a Delaware Statutory Trust)

 BY-LAWS

Dated as of September 21, 2015

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PERMANENT PORTFOLIO FAMILY OF FUNDS
BY-LAWS
ARTICLE I

INTRODUCTION
Section 1.  Declaration of Trust.  These By-laws are subject to the Declaration of Trust and, in the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2.  Defined Terms.  Defined terms used but not defined in these By-laws have the meanings given to them in the Declaration of Trust.

ARTICLE II

OFFICES
Section 1.  Principal Office.  The Board of Trustees shall fix, and from time to time may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.  Delaware Office.  The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware, and in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.  The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until a certificate of amendment to the Certificate of Trust is filed in the office of the Delaware Secretary of State.

Section 3.  Other Offices.  The Board of Trustees may at any time establish branch or subordinate offices at any place or places within and outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III

MEETINGS OF SHAREHOLDERS
Section 1.  Place of Meetings.  Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees.  In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.  Call of Meetings.  There shall be no annual meetings of Shareholders except as required by law.  Special meetings of Shareholders of the Trust or of any Series or Class may be called at any time by a majority of the Board of Trustees, or by the President or the Secretary, for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed to be necessary or desirable.  Meetings of Shareholders of the Trust or of any Series or Class may be called upon the written request of Shareholders holding at least twenty five percent (or such lesser percentage as may be required by law) of the outstanding Shares entitled to vote at such meeting, provided that: (i) such request shall state the purposes of such meeting and the matters proposed to be acted on; and (ii) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders; and provided, further, that a meeting shall not be called upon the request of Shareholders to consider any matter that is substantially the same as a matter voted upon at any meeting held during the preceding twelve months, unless requested by the holders of a majority of the outstanding Shares entitled to be voted at such meeting.  If the Secretary fails for more than sixty days to call a meeting requested in accordance with the preceding sentence, the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.

Section 3.  Notice of Shareholders’ Meetings.  All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article III not less than fifteen days before the date of the meeting and not more than one hundred and twenty days before the date of the meeting.  The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and the matters proposed to be acted on.

Section 4.  Manner of Giving Notice; Affidavit of Notice.
(a)  Notice of any meeting of Shareholders shall be given: (i) either personally or by first‑class mail or other written or electronic communication, charges prepaid; and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent, or given by the Shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust’s books or such address is not given to the Trust, or to the Trust’s transfer or similar agent, notice shall be deemed to be waived and therefore unnecessary, unless and until the Shareholder provides the Trust, or the Trust’s transfer or similar agent, with his or her address.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication or, where notice is given by publication, on the date of publication.  Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Commission.
(b)  If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if such future notices shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.
(c)  An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the records of the Trust.
Section 5.  Adjourned Meeting; Notice.  Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned with respect to one or more matters to be considered at such meeting by action of the chairman of the meeting.  Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting.  If a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III.  Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting.  An adjournment may be made with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any such adjournment shall not delay or otherwise affect the effectiveness and validity of a vote or other action taken prior to adjournment.
Section 6.  Voting.  The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust.  The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun.  On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal.  If any Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it shall be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal.
Section 7.  Waiver of Notice; Consent of Absent Shareholders.
(a)  The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present either in person or by proxy at the meeting and, either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.
(b)  Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.
Section 8.  Record Date for Shareholder Notice, Voting and Giving Consents.
(a)  For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Board of Trustees may fix in advance a record date which shall not be more than one hundred and twenty days before the date of any such meeting.  If the Trustees do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Board of Trustees has fixed a new record date.  If the Shareholders’ meeting is adjourned for more than sixty days after the original date, the Board of Trustees shall establish a new record date.
(b)  The record date for determining Shareholders entitled to give consent to action in writing without a meeting; (i) when no prior action of the Board of Trustees has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board of Trustees has been taken, shall be the close of business on the day on which the Trustees adopt the resolution taking such action.
(c)  Nothing in this Section 8 shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.  Only Shareholders of record on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.
Section 9.  Proxies.  Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either: (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period; or (ii) the Board of Trustees adopts an electronic, telephonic or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven months before the meeting.  A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the person executing it before the vote pursuant to that proxy is taken, (A) by a writing delivered to the Trust stating that the proxy is revoked, or (B) by a subsequent proxy executed by such person, or (C) attendance at the meeting and voting in person by the person executing that proxy, or (D) revocation by such person using any electronic, telephonic or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more persons.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders’ meeting.  Subject to the provisions of the Declaration of Trust or these By-laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.
Section 10.  Inspectors of Election.  Before any meeting of Shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement.  If no inspectors of election are so appointed, the chairman of the meeting may appoint inspectors of election at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy.  The inspectors shall:
(i)	determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(ii)	receive votes, ballots or consents;
(iii)	hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv)	count and tabulate all votes or consents;
(v)	determine when the polls shall close;
(vi)	determine the result of voting or consents; and
(vii)	do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.
Section 11.  Conduct of Meetings.  The Chairman of the Board of Trustees shall preside at each meeting of Shareholders.  In the absence of the Chairman of the Board of Trustees, the meeting shall be chaired by the President, or if the President is not present, by any Vice President, or if none of them is present, then by the person selected for such purpose at the meeting.  In the absence of the Secretary or an Assistant Secretary, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.  At every meeting of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these By-laws, the Declaration of Trust or law, shall be decided or determined by the chairman of the meeting.
Section 12.  Shareholder Action by Written Consent.
(a)  Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting if such action is submitted to Shareholders by consent of the Board of Trustees and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter; provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder.  Any such written consent may be executed and given by facsimile or other electronic means.  All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.
(b)  If the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article III to each Shareholder entitled to vote who did not execute such written consent.
ARTICLE IV

BOARD OF TRUSTEES
Section 1.  Place of Meetings; Meetings by Telephone.  All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by the Trustees.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Subject to any applicable requirements of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 2.  Regular Meetings.  Regular meetings of the Board of Trustees shall be held at such times as shall be fixed from time to time by the Trustees.  Such regular meetings may be held in accordance with the fixed schedule without any additional notice.

Section 3.  Special Meetings.  Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the President, the Secretary or by a majority of Trustees.  Notice of the time, place and purpose of special meetings shall be communicated to each Trustee orally in person or by telephone at least forty eight hours before the meeting or transmitted to him or her by first-class mail, electronic mail or other electronic means, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust at least seventy two hours before the meeting.  Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent.  The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Trust.
Section 4.  Quorum; Action of Trustees.  A majority of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 6 of this Article IV.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 5.  Waiver of Notice.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, about the lack of notice to that Trustee.

Section 6.  Adjournment.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 7.  Action Without a Meeting.  Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees may be taken without a meeting by unanimous written consent of the Trustees.  Any such written consent may be executed and given by facsimile or other electronic means.  Such written consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 8.  Fees and Compensation of Trustees.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.  This Section 8 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 9.  Chairman.  The Trustees shall appoint a Trustee to serve as Chairman of the Board of Trustees.  The Chairman shall preside over meetings of the Board of Trustees and Shareholders and shall have such additional powers and perform such additional duties as may be assigned to him or her from time to time by the Board of Trustees.

ARTICLE V

COMMITTEES
Section 1.  Committees of the Trustees.  The Board of Trustees may by resolution designate one or more committees to serve at the pleasure of the Trustees.  The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees.  The Trustees may delegate to such committees any of their powers, except as prohibited by applicable law, and except the power to increase or decrease the size of or fill vacancies on the Board of Trustees, the power to remove or appoint Trustees or executive officers, or the power to make or amend these By-Laws.  Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees.  The Trustees may at any time in their sole discretion abolish any such committee or rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 2.  Proceedings; Quorum; Action.  In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the committee may take action only if a majority of its members are present at the meeting.

ARTICLE VI

OFFICERS

Section 1.  Officers.  The Trust shall have a President, a Secretary, a Treasurer and a Chief Compliance Officer.  The Trust may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or other assistant or subordinate officers as may be established by the Board of Trustees.  Any person may hold more than one office of the Trust, except that no one person may serve concurrently as both President and Vice President.  A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.  Any officer may be, but need not be, a Trustee or Shareholder.

Section 2.  Election.  The officers of the Trust, except such officers as may be elected or appointed in accordance with the provisions of Section 4 of this Article VI, shall be elected by the Board of Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment with the Trust.  The Trustees may empower the President to appoint such assistant or subordinate officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Trustees or the President may from time to time determine.

Section 3.  Removal and Resignation of Officers.

(a)  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees or by such officer upon whom the power of removal may be conferred by the Trustees.

(b)  Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4.  Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to that office.  The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 5.  President.  The President shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust.  In the absence of the Chairman of the Board of Trustees, the President shall preside over meetings of Shareholders.  The President shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees, the Declaration of Trust or these By-laws.

Section 6.  Vice Presidents.  The Vice President or Vice Presidents, at the request of the President or in the absence or disability of the President, shall perform the duties of the President and when so acting shall have the powers of and be subject to the restrictions upon the President.  If there is more than one Vice President, the Trustees may determine which one or more of the Vice Presidents shall perform any of such duties, or if such determination is not made, the President may make such determination, otherwise any of the Vice Presidents may perform any of such duties.  The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as from time to time may be prescribed for them by the Board of Trustees or the President.
Section 7.  Secretary and Assistant Secretaries.

(a)  The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Board of Trustees, committees of the Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board of Trustees or committee meetings, the number of Shares present or represented at meetings of Shareholders, and the proceedings of the meetings.

(b)  The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or at the office of the Trust’s transfer agent, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses and the number and Series and Classes of Shares held by each.

(c)  The Secretary shall give or cause to be given notice of all meetings of Shareholders and of the Board of Trustees (or committees thereof) required to be given by these By-laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees.

(d)  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Trustees may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 8.  Treasurer and Assistant Treasurers.

(a)  The Treasurer shall be the principal financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of each Series and Class.

(b)  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees.  The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and the Trustees, whenever they request it, an account of all of his or her transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees.

(c)  Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Trustees may assign, and, in the absence of the Treasurer, he or she may perform all the duties of the Treasurer.

Section 9.  Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act.  The election, compensation and removal of the Chief Compliance Officer shall be approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust.

Section 10.  Compensation.  Officers and agents of the Trust may receive such compensation from the Trust for services and reimbursement for expenses as the Board of Trustees may determine.

ARTICLE VII

INSPECTION OF RECORDS AND REPORTS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts, books, documents and other information of the Trust or any Series or Class shall be open to the inspection of the Shareholders.  Notwithstanding any inspection right that would otherwise be available under § 3819(a) (1) ─ (4) of the Delaware Act to the contrary, no Shareholder shall have any right to inspect any account, book, document or other information of the Trust except as determined by the Trustees pursuant to the preceding sentence.
ARTICLE VIII

GENERAL MATTERS
Section 1.  Checks, Drafts, Evidence of Indebtedness.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust or any Series shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with these By-laws or the resolution of the Board of Trustees.

Section 2.  Contracts and Instruments; How Executed.  The Board of Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series and this authority may be general or confined to specific instances, and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust or any Series by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.  Representation of Shares of Other Entities Held By the Trust.  The President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust or other entity, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 4.  Bonds and Other Security.  If required by the Board of Trustees, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Trustees may require.

Section 5.  Fiscal Year.  The fiscal year of the Trust and each Series shall be fixed and re-fixed or changed from time to time by the Board of Trustees.

Section 6.  Seal.  The Board of Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine.  Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

Section 7.  Writings.  To the fullest extent permitted by applicable laws and regulations:  (i) all requirements in these By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (ii)  all requirements in these By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 8.  Severability.  The provisions of these By-laws are severable.  If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 9.  Headings.  Headings are placed in these By-laws for convenience of reference only.  In case of any conflict, the text of these By-laws, rather than the headings, shall control.

ARTICLE IX

AMENDMENTS

These By-laws may be restated, amended, supplemented or repealed by a majority of the Trustees then in office without any vote or consent of the Shareholders.

Effective:  September 21, 2015